Exhibit 23.2

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-83551 and 333-104165) and Form S-8 (File Nos. 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166, 333-39584, 333-135194 and 333-137857) of Unit Corporation of the reference to our report for Unit Corporation, which appears in the December 31, 2007 annual report on Form 10-K of Unit Corporation.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

Houston, Texas

February 28, 2008